UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2022

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On July 27, 2022, Lifeway Foods, Inc. (the “Company”) entered into an agreement (the “Settlement Agreement”) with Edward Smolyansky and Ludmila Smolyansky (together, the “Shareholders”), that terminates the Shareholders’ potential proxy contest or solicitation with respect to the appointment of new directors to the Company’s board of directors (the “Board”).

Pursuant to the Settlement Agreement, the Company has agreed, among other things, that (i) the Board will nominate the following individuals for election at Lifeway’s upcoming annual meeting, which is expected to be held on August 31, 2022 (the “2022 Annual Meeting”): Juan Carlos Dalto, Jodi Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher, Pol Sikar, Julie Smolyansky and Ludmila Smolyansky, and (ii) the Board’s Audit and Corporate Governance Committee will oversee a review of strategic alternatives for the Company.

Pursuant to the Settlement Agreement, Edward Smolyansky has withdrawn the director nominations previously submitted to the Company, and Edward Smolyansky and Ludmila Smolyansky agreed, among other things, (i) to abide by customary standstill provisions through the date that is the earliest of (a) ten (10) days prior to the deadline for the submission of shareholder nominations for the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), (b) ten (10) days prior to the deadline for the making of shareholder proposals at the 2023 Annual Meeting, and (c) the date of any material breach by the Company of its obligations under the Settlement Agreement, other than a breach resulting from actions of either of them, subject to cure, and (ii) at the 2022 Annual Meeting, to appear in person or by proxy and vote all shares of common stock of the Company (the “Common Stock”) beneficially owned, individually or otherwise, and controlled by either of them and over which they have power and authority to vote: (a) in favor of the slate of nominees for director submitted to shareholders by the Board for election; and (b) to approve all other Board-recommended shareholder proposals to be considered at the 2022 Annual Meeting.

The description of the Settlement Agreement contained herein is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On July 29, 2022, the Company issued a press release announcing the signing of the Settlement Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement dated as of July 27, 2022, between the Company and Edward Smolyansky and Ludmila Smolyansky.
99.1	Press Release issued by the Company on July 29, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: July 29, 2022	By:	/s/ Eric Hanson
Name: Eric Hanson Title: Chief Financial Officer and Accounting Officer